EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                  dELiA*s Inc.,

                           dELiA*s WOODSTOCK COMPANY,

                             TSI SOCCER CORPORATION,

                                  EVAN L. JONES

                                       AND

                 CERTAIN STOCKHOLDERS OF TSI SOCCER CORPORATION

                                December 10, 1997


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TABLE OF CONTENTS

1.       Definitions.....................................................................................1
2.       Basic Transaction...............................................................................8
         (a)      The Merger.............................................................................8
         (b)      Effectiveness..........................................................................8
         (c)      Articles of Incorporation and Bylaws...................................................8
         (d)      Directors and Officers of Target.......................................................8
         (e)      Effective Date and Effective Time......................................................8
         (f)      Conversion of Target Shares............................................................8
         (g)      Conversion of Common Stock of Acquisition Sub..........................................9
         (h)      Transfer Restrictions..................................................................9
         (i)      The Closing...........................................................................10
         (j)      Delivery of Share Certificates; Payment for Fractional Shares.........................10
         (k)      Lost Certificates.....................................................................11
3.       Representations and Warranties Concerning the Transaction......................................11
         (a)      Representations and Warranties of the Sellers.........................................11
         (b)      Representations and Warranties of the Buyer...........................................14
4.       Representations and Warranties Concerning the Target...........................................16
         (a)      Organization, Authorization, Qualification, and Corporate Power.......................16
         (b)      Capitalization........................................................................17
         (c)      Noncontravention......................................................................17
         (d)      Brokers' Fees.........................................................................18
         (e)      Title to Assets.......................................................................18
         (f)      Subsidiaries..........................................................................18
         (g)      Financial Statements..................................................................18
         (h)      Events Subsequent to Most Recent Fiscal Month End.....................................18
         (i)      Undisclosed Liabilities...............................................................21
         (j)      Legal Compliance......................................................................21
         (k)      Tax Matters...........................................................................21
         (l)      Real Property.........................................................................23
         (m)      Intellectual Property.................................................................24
         (n)      Tangible Assets.......................................................................26
         (o)      Inventory.............................................................................27
         (p)      Contracts.............................................................................27
         (q)      Notes and Accounts Receivable.........................................................28
         (r)      Powers of Attorney....................................................................29
         (s)      Insurance.............................................................................29
         (t)      Litigation............................................................................29
         (u)      Product Warranty......................................................................30
         (v)      Employees.............................................................................30
         (w)      Employee Benefits.....................................................................30
         (x)      Guaranties............................................................................32
         (y)      Environment, Health, and Safety Matters...............................................32
         (z)      Certain Business Relationships with the Target........................................34

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         (aa)     Disclosure............................................................................34
         (bb)     Employees.............................................................................34
         (cc)     Circulation Information...............................................................34
         (dd)     Pooling...............................................................................34
         (ee)     Target SAR Plan; Target Transaction Costs.............................................35
         (ff)     Pooling Affiliates....................................................................35
         (gg)     Events Subsequent to Most Recent Fiscal Year End......................................35
5.       Pre-Closing Covenants..........................................................................35
         (a)      General...............................................................................36
         (b)      Notices and Consents..................................................................36
         (c)      Operation of Business.................................................................36
         (d)      Preservation of Business..............................................................36
         (e)      Full Access...........................................................................36
         (f)      Notice of Developments................................................................37
         (g)      Exclusivity...........................................................................37
         (h)      Landlord's Estoppel Certificate.......................................................38
         (i)      Discharge of Certain Guarantees.......................................................38
         (j)      Certain Actions.......................................................................38
         (k)      Leases................................................................................38
         (l)      Compliance With SEC and Nasdaq Requirements...........................................38
         (m)      Pooling of Interests..................................................................38
         (n)      Nasdaq Listing........................................................................39
         (o)      Shareholder and Director Vote.........................................................39
6.       Post-Closing Covenants.........................................................................39
         (a)      General...............................................................................39
         (b)      Litigation Support....................................................................39
         (c)      Transition............................................................................39
         (d)      Confidentiality.......................................................................39
         (e)      Covenant Not to Compete...............................................................40
         (f)      Dissenters' Rights....................................................................40
         (g)      Issuance of Combined Financial Results................................................40
         (h)      Target Obligations....................................................................41
         (i)      Indemnification of Target's Directors and Officers....................................41
7.       Conditions to Obligation to Close..............................................................41
         (a)      Conditions to Obligation of the Buyer and Acquisition Sub.............................41
         (b)      Conditions to Obligation of the Sellers and the Target................................43
8.       Remedies for Breaches of This Agreement........................................................45
         (a)      Survival of Representations and Warranties............................................45
         (b)      Indemnification Provisions for Benefit of the Buyer...................................45
         (c)      Indemnification Provisions for Benefit of the Sellers.................................46
         (d)      Matters Involving Third Parties.......................................................46
         (e)      Determination of Adverse Consequences.................................................48
         (f)      Other Indemnification Provisions......................................................48
         (g)      Vendor Disputes.......................................................................48
         (h)      Sole and Exclusive Remedy.............................................................48

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         (i)      Limitations...........................................................................48
9.       Tax Matters....................................................................................49
         (a)      Tax Periods Ending on or Before the Closing Date......................................49
         (b)      Tax Periods Beginning Before and Ending After the Closing Date........................50
         (c)      Cooperation on Tax Matters............................................................50
10.      Termination....................................................................................50
         (a)      Termination of Agreement..............................................................51
         (b)      Effect of Termination.................................................................52
11.       Registration Rights...........................................................................53
         (a)      Filing of Registration Statement......................................................53
         (b)      Expenses of Registration..............................................................53
         (c)      Furnishing of Documents...............................................................53
         (d)      Amendments and Supplements............................................................54
         (e)      Duration..............................................................................54
         (f)      Further Information and Cooperation...................................................54
         (g)      Indemnification.......................................................................54
12.      Miscellaneous..................................................................................56
         (a)      Nature of Certain Obligations.........................................................56
         (b)      Press Releases and Public Announcements...............................................56
         (c)      No Third-Party Beneficiaries..........................................................57
         (d)      Entire Agreement......................................................................57
         (e)      Succession and Assignment.............................................................57
         (f)      Counterparts..........................................................................57
         (g)      Headings..............................................................................57
         (h)      Notices...............................................................................57
         (i)      Governing Law.........................................................................58
         (j)      Amendments and Waivers................................................................58
         (k)      Severability..........................................................................58
         (l)      Expenses..............................................................................58
         (m)      Construction..........................................................................59
         (n)      Incorporation of Exhibits, Annexes, and Schedules.....................................59
         (o)      Specific Performance..................................................................59
         (p)      Submission to Jurisdiction............................................................59
13.       Representation of Sellers by Sellers' Agent...................................................60
         (a)      Appointment of Sellers' Agent.........................................................60
         (b)      Successor Agent.......................................................................60
         (c)      Sellers' Actions......................................................................61
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Exhibit A         Form of Escrow Agreement
Exhibit B         Form of Affiliate Letter
Exhibit C         Form of Employment Agreement
Exhibit D         Form of Stock Option Agreement
Exhibit E         Form of Landlord's Estoppel Certificate


Schedule 3a5      Ownership of Target Shares
Schedule 3b3      Buyer's Noncontravention
Schedule 4a       Organization, Authorization, Qualification and Corporate Power
Schedule 4b       Capitalization
Schedule 4c       Noncontravention
Schedule 4e       Title to Assets
Schedule 4g       Financial Statements
Schedule 4h       Events Subsequent to Most Recent Fiscal Month End
Schedule 4i       Certain Liabilities
Schedule 4k       Tax Matters
Schedule 4l       Real Property Leases
Schedule 4m       Intellectual Property
Schedule 4p       Contracts
Schedule 4s       Insurance
Schedule 4t       Litigation
Schedule 4u       Product Warranties
Schedule 4w       Employee Benefits
Schedule 4aa      Certain Business Relationships with the Target
Schedule 4cc      Circulation Information
Schedule 4ff      Pooling Affiliates
Schedule 4gg      Events Subsequent to Most Recent Fiscal Year End
Schedule 5b       Notices and Consents
Schedule 5i       Guarantees
Schedule 7b       Management Option Grants

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                          AGREEMENT AND PLAN OF MERGER

         Agreement (this "Agreement") entered into as of December 10, 1997, by and among dELiA*s Inc., a Delaware corporation (the "Buyer"), dELiA*s Woodstock Company, a North Carolina corporation ("Acquisition Sub"), Evan L. Jones, a natural person residing at 5910 Treetop Ridge, Durham, North Carolina 27705, TSI Soccer Corporation, a North Carolina corporation (the "Target"), and those stockholders of the Target who are signatories hereto (each, an "Initial Seller," and collectively, the "Initial Sellers"). The Buyer, Acquisition Sub, the Target, Evan L. Jones and the Sellers are referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which the Buyer will acquire all of the outstanding capital stock of the Target for shares of common stock, par value $.01 per share, of Buyer ("Buyer Common Stock"), through a reverse subsidiary merger of the Acquisition Sub with and into the Target (the "Merger").

         For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitute a plan of reorganization within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.

         For accounting purposes, it is intended that the Acquisition will be accounted for as a pooling-of-interests business combination.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.    Definitions.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable legal and paralegal fees, expenses and disbursements.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Aggregate Merger Consideration" means the aggregate number of shares of Buyer Common Stock equal to the product of (a) the Exchange Ratio and (b) the number of Target Shares outstanding on the Closing Date.

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         "Allocable Portion" means, with respect to the share of any Seller in a particular amount, that fraction equal to (A) the number of Target Shares such Seller owns as of the Closing Date as set forth in Schedule 3a5 annexed hereto over (B) the total number of outstanding Target Shares.

         "Alternative Transaction" has the meaning set forth in Section 10(b) hereof.

         "Applicable Rate" means the corporate base rate of interest publicly announced from time to time by Chase.

         "Audit Publication Date" has the meaning set forth in Section 6(g) hereof.

         "Average Closing Price" means the average closing price per share of Buyer Common Stock as quoted on Nasdaq over the five consecutive trading days ending on the third business day immediately preceding the Closing Date.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Buyer" has the meaning set forth in the preface to this Agreement..

         "Buyer Common Stock" has the meaning set forth in the preface to this Agreement.

         "Buyer Termination Fee" has the meaning set forth in Section 10(b) hereof.

         "CERCLA" has the meaning set forth in Section 4(y)(v) hereof.

         "Chase" means Chase Manhattan Bank.

         "Closing" has the meaning set forth in Section 2(i) hereof.

         "Closing Date" has the meaning set forth in Section 2(i) hereof.

         "Code" has the meaning set forth in the preface to this Agreement.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss.4980B.

         "Confidential Information" means any information concerning the businesses and affairs of the Target that is not already generally available to the public.

         "Controlled Group" has the meaning set forth in Code ss.1563.

         "dELiA*s SEC Documents" has the meaning set forth in Section 3(b)(vi) hereof.

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         "Dissenting Share" means any Target Share which any stockholder who or which has exercised his or its rights under and in accordance with Article 13 of the NCBCA with respect to the Merger.

         "Effective Date" has the meaning set forth in Section 2(e) hereof.

         "Effective Time" has the meaning set forth in Section 2(e) hereof.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program or (e) .any plan or arrangement of the kind described in Section 5(p)(vii) hereof

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

         "Employment Agreement" means the Employment Agreement between the Target and Evan L. Jones dated the Closing Date in the form annexed hereto as Exhibit C.

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "Environmental Report" means any report, study, assessment, audit or similar document that addresses any issue of actual or potential noncompliance with, or actual or potential liability under or cost arising out of, any Environmental Law that may in any way affect the Target.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with Seller for purposes of Code ss.414.

         "Escrow Agent" means Chase and any successor thereto pursuant to the Escrow Agreement.

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         "Escrow Agreement" means the Escrow Agreement dated the Closing Date by and among the Parties and Chase in the form annexed hereto as Exhibit A.

         "Exchange Ratio" means that fraction, the numerator of which is (A) the greater of (i) 345,000 less the number of SAR Conversion Shares or (ii) the quotient obtained by dividing Minimum Aggregate Share Value by the Average Closing Price less (B) the quotient obtained by dividing the Target Transaction Costs by $21.00, and the denominator of which is the number of Target Shares outstanding on the Closing Date.

         "Fiduciary" has the meaning set forth in ERISA ss.3(21).

         "Financial Statements" has the meaning set forth in Section 4(g) hereof.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hazardous Materials" means petroleum, petroleum products, petroleum-derived substances, flammable explosives, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, urea formaldehyde, asbestos or any materials containing asbestos and any materials or substances regulated or defined as "hazardous wastes," "hazardous substances," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "pollutants," "toxic pollutants," "contaminants" or any similar denomination intended to classify substances by reason of toxicity, carcinogenicity, ignitability, corrosovity or reactivity under any Environmental, Health and Safety Requirement.

         "Indemnifiable Vendor Claims" has the meaning set forth in Section 8(g) hereof.

         "Indemnified Party" has the meaning set forth in Section 8(d) hereof.

         "Indemnifying Party" has the meaning set forth in Section 8(d) hereof.

         "Indemnity Ceiling" has the meaning given to that term in the Escrow Agreement.

         "Initial Seller" and "Initial Sellers" have the respective meanings set forth in the preface to this Agreement.

         "Intellectual Property" means all U.S. and foreign intellectual property, including, without limitation, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and

                                       4

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renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, databases, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation) and (g) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means, with respect to any person (if such person is not a natural person, the officers and other senior managers of such person), (i) the actual knowledge of such person and (ii) that knowledge which a prudent businessperson would have obtained in management of his or her business affairs after making such reasonable investigation, if any, as a prudent businessperson would make or exercise under the same or similar circumstances.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Merger" has the meaning set forth in the preface to this Agreement.

         "Merger Consideration" has the meaning set forth in Section 2(f) hereof.

         "Minimum Aggregate Share Value" means the product of (A) 345,000 less the number of SAR Conversion Shares and (B) $15.00.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Balance Sheet Date" means the date of the Most Recent Balance Sheet.

         "Most Recent Financial Statements" has the meaning set forth in Section 4(g) hereof.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) hereof.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) hereof.

         "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

         "Nasdaq" means The Nasdaq Stock Market, Inc. or such other national securities exchange on which the Buyer Common Stock is listed.

         "NCBCA" means the North Carolina Business Corporation Act, as  amended.

         "North Carolina Secretary" has the meaning set forth in Section 2(b) hereof.

         "Ordinary Course of Business" means the ordinary course of business consistent in nature

                                       5

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and amount (including both quantity and frequency) with past custom and practice.

         "Outside Date" means January 2, 1998.

         "Party" has the meaning set forth in the preface to this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Pooling Affiliate" has the meaning set forth in Section 4(ff) hereof.

         "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

         "Reportable Event" has the meaning set forth in ERISA ss.4043.

         "Requisite Stockholder Approval" means the affirmative vote of the holders of 90% of the Target Shares in favor of this Agreement and the Merger.

         "SAR Conversion Shares" means those shares of Buyer Common Stock issuable pursuant to the Target SAR Plan as a result of the consummation of the Merger.

         "SEC" has the meaning set forth in Section 3(b) hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller" means each Initial Seller and any other holder of Target Shares who becomes a party hereto subsequent to the execution hereof.

         "Sellers' Agent" has the meaning set forth in Section 13 hereof.

         "Stock Option Agreement" means the Stock Option Agreement between the Buyer and Evan L. Jones dated the Closing Date in the form annexed hereto as Exhibit D.

         "Subsidiary" means any corporation with respect to which a specified Person (or a

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Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Surviving Corporation" has the meaning set forth in Section 2(a) hereof.

         "SWDA" has the meaning set forth in Section 4(y)(v) hereof.

         "Target" has the meaning set forth in the preface to this Agreement.

         "Target Bank Debt" means all obligations of the Target in connection with: (i) the $1,200,000 line of credit from Centura Bank pursuant to Master Commercial Note (secured) dated June 9, 1997; (ii) the $500,000 term loan from Centura Bank pursuant to a Commercial Note (secured) dated June 9, 1997; and
(iii) the $75,000 term loan from NationsBank, N.A. pursuant to a Promissory Note dated April 28, 1997.

         "Target Preferred Stock" has the meaning set forth in Section 4(b) hereof.

         "Target SAR Plan" means the 1995 Stock Appreciation Rights Plan of Target.

         "Target Share" means any share of the Common Stock, par value $.01 per share, of the Target.

         "Target Share Certificates" has the meaning set forth in Section 2(j) hereof.

         "Target Termination Fee" has the meaning set forth in Section 10(b) hereof.

         "Target Transaction Costs" means the sum of (A) all legal fees and expenses of the Target associated with the transactions contemplated hereby and
(B) all accounting fees and expenses of the Target associated with the transactions contemplated hereby and with the restatement of the Target's financial statements for 1995 and 1996 and BDO Seidman, LLP's "review" (as that term is used in the accounting profession) of the Target's financial statements as of and for the period ended September 30, 1997; provided, however, that if such sum is in excess of $150,000, Target Transaction Costs means $150,000.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

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         "Third Party Claim" has the meaning set forth in Section 8(d) hereof.

         2.    Basic Transaction.

         (a) The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, the Acquisition Sub will merge with and into the Target, the separate corporate existence of Acquisition Sub shall cease and Target shall survive and continue to exist as a North Carolina corporation (Target, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation").

         (b) Effectiveness. Subject to the satisfaction or waiver of the conditions set forth in Article 7, the Merger shall become effective upon the occurrence of the filing in the Office of the Secretary of State of the State of North Carolina (the "North Carolina Secretary") of articles of merger in accordance with Section 55-11-05 of the NCBCA or such later date and time as may be set forth in such articles and the issuance of a certificate of merger by the North Carolina Secretary under the NCBCA. The Merger shall have the effects prescribed in the NCBCA.

         (c) Articles of Incorporation and Bylaws. The articles of incorporation and by-laws of the Target immediately before the Merger shall become those of the Surviving Corporation at and as of the Effective Time.

         (d) Directors and Officers of Target. The directors and officers of Acquisition Sub immediately before the Merger shall become the directors and officers of the Target at and as of the Effective Time (retaining their respective positions and offices), until such time as their successors shall be duly elected and qualified.

         (e) Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article 7, the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (i) the Closing Date or (ii) such other date to which the Parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

         (f) Conversion of Target Shares. At and as of the Effective Time, (A) each Target Share (other than any Dissenting Share) shall be converted into the right to receive the number of shares of Buyer Common Stock (or fraction thereof) equal to the Exchange Ratio (the "Merger Consideration") and (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the NCBCA in an amount equal to the product of (i) the Exchange Ratio and (ii) the Average Closing Price; provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event, between the date of this Agreement and the Closing Date, the outstanding shares of Target Shares or Buyer Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification,

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recapitalization, split, combination, exchange of shares or similar transaction.
Nothing stated in the immediately preceding sentence shall be construed as providing the holders of Target Shares any preemptive or antidilutive rights other than in the case of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, and, except in such case, there shall be no adjustment to the Merger Consideration, as the case may be, in the event that Buyer issues or agrees to issue any shares of Buyer Common Stock between the date hereof and the Closing Date, whether for cash, through option grants, option or warrant exercises, in acquisitions or in other transactions. The shares of Buyer Common Stock issued upon the surrender of Target Shares in accordance with the terms hereof (including any cash paid in lieu of fractional shares of Buyer Common Stock) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Target Shares. After the Effective Time, no Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(f).

         (g) Conversion of Common Stock of the Acquisition Sub. At and as of the Effective Time, each share of common stock, $.01 par value per share, of the Acquisition Sub shall be converted into one share of common stock, $.01 par value per share, of the Surviving Corporation.

         (h) Transfer Restrictions.

                  (i) The shares of Buyer Common Stock to be issued pursuant to Section 2(f) hereof will not be registered under the Securities Act on the Closing Date and may not be transferred, sold or otherwise disposed of by any Seller except pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from the registration requirements of the Securities Act.

                  (ii) Each Seller that is a Pooling Affiliate covenants that he, she or it will not transfer, sell or otherwise dispose of any of the shares of Buyer Common Stock received in accordance with Section 2(f) hereof or reduce his, her or its interest in or relating to such shares of Buyer Common Stock until the Audit Publication Date.

                  (iii) Each certificate representing shares of Buyer Common Stock issued by Buyer to a Seller that is not a Pooling Affiliate in accordance with Section 2(f) shall bear the following legend:

         THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Buyer agrees to remove such legend (or any relevant portion thereof), by prompt delivery of substitute certificates upon the request of the holder if at such time such legend (or portion thereof) is no longer required for purposes of, or applicable pursuant to, the prior provisions of this Section 2(h).

                  (iv) Each certificate representing shares of Buyer Common Stock issued by Buyer to a Pooling Affiliate in accordance with Section 2(f) shall bear the following legend:

         THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.

Buyer agrees to remove such legend (or any relevant portion thereof), by prompt delivery of substitute certificates upon the request of the holder if at such time such legend (or portion thereof) is no longer required for purposes of, or applicable pursuant to, the prior provisions of this Section 2(h).

         (i) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Company may mutually determine (the "Closing Date"). At the Closing, (i) the Sellers and the Target will deliver to the Buyer and Acquisition Sub the various certificates, instruments, and documents referred to in Section 7(a) hereof, (ii) the Buyer and Acquisition Sub will deliver to the Sellers the various certificates, instruments, and documents referred to in
Section 7(b) below, (iii) each of the Sellers will deliver to the Buyer the Target Share Certificates described in Section 2(j) hereof, (iv) the Buyer will deliver to the Sellers the consideration specified in Section 2(j) hereof and
(v) the Buyer will deliver to Chase as Escrow Agent the consideration specified in Section 2(j) hereof.

         (j) Delivery of Share Certificates; Payment for Fractional Shares. At the Effective Time, each Seller shall deliver the certificates representing all issued and outstanding shares of Target

Shares (the "Target Share Certificates") owned by such Seller to Buyer for cancellation; and Buyer shall issue to each Seller the number of shares (rounded down to the nearest whole share) of Buyer Common Stock issuable to such Seller pursuant to Section 2(f) and shall deliver such shares in the following manner:
(i) Buyer will deposit in escrow pursuant to the Escrow Agreement certificates for ten percent (10%) of the Aggregate Merger Consideration and (ii) Buyer will deliver to each Seller one or more certificates representing the balance of the shares of Buyer Common Stock issuable to such Seller pursuant to Section 2(f) thereof. No certificate or scrip representing fractional shares of Buyer Common Stock shall be issued upon the delivery for exchange of Target Share Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as a stockholder of Buyer. In lieu of any such fractional shares, each holder of Target Shares who would otherwise have been entitled to a fraction of a share of Buyer Common Stock upon delivery of Target Share Certificates for exchange shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to such fraction multiplied by the Average Closing Price (subject to any adjustment required by Section 2(f) hereof).

         (k) Lost Certificates. In the event that any Target Share Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Target Share Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such reasonable amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such Target Share Certificate, Buyer shall, in respect of such lost, stolen or destroyed Target Share Certificate, issue or cause to be issued the number of shares of Buyer Common Stock and pay or cause to be paid any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

         3. Representations and Warranties Concerning the Transaction.

         (a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyer that the statements contained in this
Section 3(a) are correct and complete with respect to himself, herself or itself as of the date of this Agreement and will be correct and complete with respect to himself, herself or itself as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)).

          (i) Organization of Certain Sellers. If the Seller is a corporation, the Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (ii) Authorization of Transaction. The Seller has full power and authority (including, if the Seller is a corporation or a limited partnership, full corporate or partnership, as the case may be, power and authority) to execute and deliver this Agreement and the other documents and instruments required to be delivered by such Seller at the Closing (collectively, such Seller's "Seller Transaction Documents") and to perform his, her or its obligations hereunder and thereunder. With respect to each Seller that is a corporation, the execution and delivery of this Agreement and such Seller's

                    Seller Transaction Documents, the performance of its obligations hereunder and thereunder and the consummation by such Seller of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action of such Seller. This Agreement constitutes, and when executed and delivered by the Seller at the Closing each of such Seller's Seller Transaction Documents will constitute, the valid and legally binding obligation of the Seller, enforceable against such Seller in accordance with their respective terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any party to any contract in order to consummate the transactions contemplated by this Agreement or such Seller's Seller Transaction Documents.

          (iii) Noncontravention. Except as set forth on Schedule 4c, neither the execution and the delivery of this Agreement or Seller's Seller Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a corporation, any provision of its charter or bylaws, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he, she or it is bound or to which any of his, her or its assets is subject or (C) result in the creation of any Security Interest on any of the assets of Target or the loss of any license or contractual right with respect thereto.

          (iv) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (v) Target Shares. The Seller holds of record and owns beneficially the number of Target Shares set forth next to his, her or its name in Schedule 3a5, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act, state securities laws and the Shareholders' Agreement dated January 1, 1995 among the Target, the Sellers and certain other holders of Target Shares), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

          (vi) Investment Intention. The Seller is acquiring the shares of Buyer Common Stock issuable to such Seller pursuant to the terms of this Agreement for investment solely for such Seller's own account and not with a view to distribution.

          (vii)     Restrictions on Transfer. The Seller has been advised that
                    (a) neither the sale nor the offer of the shares of Buyer Common Stock issuable pursuant to the terms of this Agreement has been registered under the Securities Act, (b) such shares must be held and the Seller must continue to bear the economic risk of the investment in the shares of Buyer Common Stock issuable to such Seller pursuant to the terms of this Agreement until such shares are subsequently registered under the Securities Act or an exemption from registration is available, (c) a restrictive legend to that effect in the form set forth in Section 2(h) hereof shall be placed on the certificates representing the shares of Buyer Common Stock issuable pursuant to the terms of this Agreement and (d) appropriate stop-transfer instructions to that effect shall be issued by the Target to its stock transfer agent with respect to such shares; provided that such legend shall be removed and such stop-transfer instructions lifted when and as contemplated by Section 2(h) hereof.

          (viii) Ability to Bear Risk. The Seller is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act; (b) the financial situation of such Seller is such that such Seller can afford to bear the economic risk of holding the shares of Buyer Common Stock issuable to him, her or it pursuant to the terms of this Agreement for an indefinite period; and (c) such Seller can afford to suffer the complete loss of such Seller's investment in such shares of Buyer Common Stock.

          (ix) Access to Information. The Seller understands and is aware of all the risk factors related to an investment in the shares of Buyer Common Stock issuable pursuant to the terms of this Agreement, (b) such Seller has carefully reviewed this Agreement and has been granted the opportunity to ask questions of, and receive answers from, representatives of Buyer concerning the terms and conditions of the investment in the shares of Buyer Common Stock issuable pursuant to the terms of this Agreement and to obtain any additional information which such Seller deems necessary, (c) such Seller's knowledge and experience in financial and business matters is such that each Seller is capable of evaluating the risks of the investment in the shares of Buyer Common Stock issuable pursuant to the terms of this Agreement and
                    (d) in making the decision to approve the transactions contemplated hereby and to exchange the Target Shares held by such Seller for shares of Buyer Common Stock pursuant to this Agreement, such Seller has relied upon the independent investigation made by such Seller and, to the extent believed by such Seller to be appropriate, such Seller's representatives, including such Seller's own professional, tax and other advisors.

         (b) Representations and Warranties of the Buyer and Acquisition Sub. Each of the Buyer and Acquisition Sub represents and warrants to the Target and Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)).

          (i) Organization of the Buyer and Acquisition Sub. Each of the Buyer and Acquisition Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Buyer and Acquisition Sub is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Buyer and Acquisition Sub has full corporate power and authority and all material licenses, permits and authorizations necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

          (ii) Authorization of Transaction. Each of the Buyer and Acquisition Sub has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the other documents and instruments required to be delivered by the Buyer and Acquisition Sub at the Closing (collectively, "Buyer's Transaction Documents") and to perform their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and Buyer's Transaction Documents by the Buyer and Acquisition Sub, the performance of their respective obligations hereunder and thereunder and the consummation by the Buyer and Acquisition Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of Buyer and Acquisition Sub. This Agreement constitutes, and when executed and delivered by Buyer and Acquisition Sub at the Closing each of Buyer's Transaction Documents will constitute, the valid and legally binding obligation of the Buyer and Acquisition Sub, enforceable against Buyer and Acquisition Sub in accordance with their respective terms and conditions. Except for the filing of articles of merger pursuant to the NCBCA, neither the Buyer nor Acquisition Sub need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement or the Buyer's Transaction Documents. Neither the Buyer nor Acquisition Sub is in default under or in violation of any provision of its charter or bylaws.

          (iii) Noncontravention. Except as set forth on Schedule 3b3, neither the execution and the delivery of this Agreement or the Buyer's Transaction

                    Documents, nor the consummation of the transactions contemplated hereby or thereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer or Acquisition Sub is subject or any provision of their respective charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer or Acquisition Sub is a party or by which either is bound or to which any of their respective assets is subject.

          (iv) Brokers' Fees. Neither the Buyer nor Acquisition Sub has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

          (v) Investment. The Buyer is acquiring the Target Shares for its own account, for investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

          (vi) SEC Reports; Absence of Material Adverse Changes. Buyer has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore delivered to the Target true and complete copies of, all forms, reports and other documents required to be filed by it since January 1, 1997 under the Exchange Act and Buyer's final prospectus dated June 4, 1997 filed with the SEC pursuant to Rule 424(b) under the Securities Act (as such documents have been amended since the time of their filing, collectively, the "dELiA*s SEC Documents"). The dELiA*s SEC Documents, at the time filed,
                    (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act, as applicable. Except as disclosed in the Buyer's Quarterly Report on Form 10-Q for the quarter ended October 31, 1997, there has been no material adverse change to the business, assets, financial condition, operations or results of operations of the Buyer since October 31, 1997.

          (vii) Disclosure. The representations and warranties contained in this Section 3(b) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3(b) not misleading.

          (viii) Capitalization; Issuance of Shares. As of the date hereof, the entire authorized capital stock of Buyer consists of: (a) 50,000,000 shares of Buyer Common Stock of which, 13,007,977 shares are issued and outstanding and (b) 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding. All the outstanding shares of Buyer Common Stock are, and all shares of Buyer Common Stock which are to be issued pursuant to the terms of this Agreement shall be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto.

          (ix) Pooling. There are no facts, circumstances or conditions not disclosed herein which would prevent the transactions contemplated by this Agreement from qualifying for treatment under all relevant accounting principles, opinions and rulings as a pooling-of-interests combination.

          (x) Registration Statement. There are no financings, acquisitions or other transactions pending or contemplated to be initiated by Buyer or any other event or condition, that would allow Buyer to delay filing the Registration Statement pursuant to Section 11 hereof or to withhold its efforts to cause the Registration Statement to become and remain effective.

         4. Representations and Warranties Concerning the Target. The Sellers represent and warrant to the Buyer and Acquisition Sub that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

         (a) Organization, Authorization, Qualification, and Corporate Power. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Target has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Target has full corporate power and authority to execute and deliver this Agreement and the other documents and instruments required to be delivered by the Target at the Closing (collectively, the "Target's Transaction Documents") and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Target's Transaction Documents by Target, the performance of its obligations hereunder and thereunder and the consummation by the Target of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of the Target. This Agreement constitutes, and when executed and delivered by the Target at the Closing, each of the Target's Transaction Documents will constitute, the valid and legally binding obligation of the Target, enforceable against the Target in accordance with their respective terms and conditions. Schedule 4a annexed hereto lists the directors and officers of the Target. The Sellers have delivered to the Buyer correct and complete copies of the articles of incorporation and bylaws of the Target (each as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Target are correct and complete. The Target is not in default under or in violation of any provision of its articles of incorporation or bylaws (each as amended to date).

         (b) Capitalization. The entire authorized capital stock of the Target consists of 50,000,000 Target Shares and 10,000,000 shares of preferred stock, par value $.01 per share ("Target Preferred Stock"), of which 1,134,411 Target Shares are issued and outstanding and no Target Shares are held in treasury. No shares of Target Preferred Stock are issued or outstanding. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record as set forth in Schedule 3a5. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as set forth on Schedule 4b, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target. The Target Shares held by the Sellers constitute at least ninety percent (90%) of the number of outstanding Target Shares.

         (c) Noncontravention. Except as set forth on Schedule 4c, neither the execution and the delivery of this Agreement or the Target's Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the articles of incorporation or bylaws of the Target (each as amended to date), (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets or the loss of any license or contractual right with respect thereto). Except for filings in accordance with the NCBCA and as set forth on
Schedule 4c, the Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any party to any contract in order for the Parties to consummate the transactions contemplated by this Agreement or the Target's Transaction Documents.

         (d) Brokers' Fees. The Target does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (e) Title to Assets. Except as set forth on Schedule 4e, the Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         (f) Subsidiaries. The Target does not have any Subsidiaries. The Target does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Target.

         (g) Financial Statements. Attached hereto as Schedule 4g are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income and retained earnings and cash flows as of and for the fiscal years ended December 31, 1995 and December 31, 1996 (the "Most Recent Fiscal Year End") for the Target; and (ii) unaudited balance sheet and statement of income and retained earnings (the "Most Recent Financial Statements") as of and for the nine months ended September 30, 1997 (the "Most Recent Fiscal Month End") for the Target. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Target (which books and records are correct and complete), subject, in the case of the Most Recent Financial Statements, to normal year-end adjustments (which will not be material individually or in the aggregate) and the absence of footnotes. The Most Recent Financial Statements have been reviewed (as such term is used in the practice of financial accounting) by BDO Seidman, LLP.

         (h) Events Subsequent to Most Recent Fiscal Month End. Except as disclosed in Schedule 4h annexed hereto, since the Most Recent Fiscal Month End, there has not been any material adverse change in the business, assets, financial condition, operations, results of operations, or future prospects of the Target (other than general competitive and economic conditions affecting the retail and mail order industries generally). Without limiting the generality of the foregoing, since the Most Recent Fiscal Month End, except as disclosed in
Schedule 4h:

                  (i) the Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) the Target has not entered into a purchase order outside the Ordinary Course of Business or entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (iii) no party (including the Target) has accelerated, terminated, modified, or cancelled any purchase order, agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which the Target is a party or by which it is bound;

                  (iv) the Target has not disposed of any of its properties or assets, other than sales of inventory and collections of receivables or other actions in the Ordinary Course of Business;

                  (v) no Security Interest in any of Target's properties or assets, tangible or intangible, has been created;

                  (vi) the Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (vii) the Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $1,000 or outside the Ordinary Course of Business;

                  (viii) the Target has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 singly or $25,000 in the aggregate;

                  (ix) the Target has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (x) the Target has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

                  (xi) the Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xii) there has been no change made or authorized in the articles of incorporation or bylaws of the Target;

                  (xiii) the Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, stock appreciation rights or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xiv) the Target has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xv) the Target has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xvi) the Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvii) the Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xviii) the Target has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xix) the Target has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xx) the Target has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xxi) the Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xxii) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Target; and

                  (xxiii) the Target has not formed a partnership, joint venture or similar arrangement with any person, firm or entity;

                  (xxiv) the Target has not amended, modified or terminated any of the leases referred to in Section 4(l)(ii) hereof or entered into any new leases or subleases of real property;

                  (xxv) the Target has not made any change in the financial or accounting practices or policies customarily followed by it or made any changes in the application of tax principles, practices or methods or made any material election with respect to Taxes; and

                  (xxvi) the Target has not committed to any of the foregoing.

         (i) Undisclosed Liabilities. The Target does not have any Liability (and to the Knowledge of the Target and the Sellers, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Target giving rise to any Liability), including without limitation Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Target, except for (i) Liabilities set forth on the face of the Most Recent Balance

Sheet (rather than in any notes thereto), (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) and (iii) Liabilities disclosed on Schedule 4i.

         (j) Legal Compliance. The Target and its predecessors and Affiliates have complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and, except as disclosed on Schedule 4i, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (k)   Tax Matters.

          (i) The Target has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes due and payable by the Target (whether or not shown on any Tax Return) have been paid. The Target currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) Except as set forth on Schedule 4k, no Seller or director or officer (or employee responsible for Tax matters) of the Target expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed and there is no dispute or claim concerning any Tax Liability of the Target either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Target has Knowledge based upon personal contact with any agent of such authority. Schedule 4k annexed hereto lists all federal, state, local, and foreign income Tax Returns filed with respect to the Target for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Target since December 31, 1994.

          (iv) The Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The Target has not filed a consent under Code ss.341(f) concerning collapsible corporations. The Target has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Codess.280G. The Target has not been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). None of the assets or properties of the Target is an asset or property that is or will be required to be treated as being (A) owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or (B) tax-exempt use property within the meaning of Codess.168(h)(1). The Target is not required to include in income any adjustment pursuant to Codess.481(a) by reason of a voluntary change in accounting method initiated by the Target, and the Internal Revenue Service has not proposed any such adjustment or change in accounting method. No indebtedness of the Target is subject to any limitation on the deductibility of interest payments with respect thereto. The Target has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Codess.6662. The Target is not a party to any Tax allocation or sharing agreement. The Target (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Target) and (B) does not have any Liability for the Taxes of any Person (other than the Target) under Reg. ss.1.1502-6 promulgated under the Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) Schedule 4k sets forth the following information with respect to the Target as of the most recent practicable date: (A) the basis of the Target in its assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Target.

          (vii) The unpaid Taxes of the Target (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve for Tax Liability as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target in filing its Tax Returns.

         (l)   Real Property.

         (a)   The Target does not own any real property.

         (b) Schedule 4l annexed hereto lists and describes briefly all real property leased or subleased to the Target. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases (and any agreements between Target and the owner of any subleased property) listed in
Schedule 4l (as amended to date). Except as disclosed in Schedule 4l, with respect to each lease and sublease listed in Schedule 4l:

                           (A) the lease or sublease is legal, valid, binding and enforceable as to the Target and (to the Knowledge of Target and each Seller) each other party thereto, and is in full force and effect;

                           (B) subject to the receipt of the consents set forth on Schedule 4c, the lease or sublease will continue to be legal, valid, binding, and enforceable as to the Target and (to the Knowledge of the Target and each Seller) each other party thereto, and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) neither the Target nor, to the Knowledge of Sellers and the Target, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) neither the Target nor, to the Knowledge of each Seller and the Target, any other party to the lease or sublease has repudiated any provision thereof;

                           (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                           (F) with respect to each sublease, to the Knowledge of Target and each Seller, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                           (G) the Target has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation by the Target thereof and have been operated and maintained by the Target in material accordance with applicable laws, rules, and regulations;

                           (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                           (J) to the Knowledge of Target and each Seller, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

         (m)   Intellectual Property.

               (i) The Target owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or advisable for the operation of the businesses of the Target as presently conducted and as presently proposed to be conducted, free of all Security Interests except as set forth on Schedule 4e. Each item of Intellectual Property owned or used by the Target immediately prior to the Closing hereunder will be owned or available for use by the Target on identical terms and conditions immediately subsequent to the Closing hereunder. The Target has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses and that is material to its business, including those items for which unauthorized disclosure would jeopardize or impair their validity or value and has executed all necessary and desirable agreements with employees and other third parties regarding such items.

               (ii) Except as set forth on Schedule 4m, the Target has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Target must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Target.

               (iii) To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, the Target will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

               (iv) Schedule 4m identifies each item of Intellectual Property that the Target or any third party owns and that the Target uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 4m:

                           (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding and enforceable as to the Target and (to the Knowledge of the Target and each of the Sellers) each other party thereto, and is in full force and effect;

                           (B) Subject to receipt of the consents set forth on Schedule 4c, the license, sublicense, agreement, or permission will continue to be legal, valid, binding and enforceable as to the Target and (to the Knowledge of the Target and each of the Sellers) each other party thereto, and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) neither the Target nor, to the Knowledge of the Target or any of the Sellers, any other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) neither the Target nor, to the Knowledge of the Target or any of the Sellers, any other party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                           (E) with respect to each sublicense, to the Knowledge of the Target and each of the Sellers, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                           (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (H) the Target has not granted any sublicense or similar right with respect to such item.

               (v) Schedule 4m annexed hereto identifies each trade name or unregistered trademark used by the Target in connection with any of its businesses. Except as disclosed in Schedule 4m, with respect to each item of Intellectual Property required to be identified in Schedule 4m:

                           (A) the Target owns all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D) the Target has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         (n) Tangible Assets. The Target exclusively owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         (o) Inventory. The inventory of the Target reflected on the Most Recent Balance Sheet ("Inventory") consists only of goods useable and saleable in the Ordinary Course of Business of the Target in accordance with past practices, and fit for the purpose for which it was procured or manufactured, and none of which is damaged or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target. Items of Inventory which were, as of the Most Recent Balance Sheet Date, soiled, damaged or otherwise physically defective were written down on the Most Recent Balance Sheet to the lower of cost or market value. From the Most Recent Balance Sheet Date to the date hereof, the inventory of the Target has increased or decreased in a manner consistent with the seasonal nature of the business of the Target and its historic business practices and, at all times during such period, has consisted of goods useable and saleable in the Ordinary Course of Business of the Target in accordance with past practices. The present quality, quantity and mix of all inventory of the Target is reasonable and warranted by the present circumstances of the business of the Target as construed in accordance with past practices.

         (p) Contracts. Schedule 4p lists the following contracts and other agreements to which the Target is a party or is otherwise bound:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Target, or involve consideration in excess of $25,000;

          (iii)     any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v)       any agreement concerning confidentiality or noncompetition;

          (vi)      any agreement with any of the Sellers and their Affiliates;

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii)    any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $60,000 or providing severance benefits;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any agreement under which the consequences of a default or termination could reasonably be expected to have a material adverse effect on the business, assets financial condition, operations, results of operations, or future prospects of the Target;

          (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000; or

          (xiii)    any agreement including a change of control provision.

The Sellers have delivered to the Buyer a correct and complete copy of any written agreement listed in Schedule 4p (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 4p. With respect to each such agreement: (A) the agreement is legal, valid, binding and enforceable as to the Target and (to the Knowledge of the Target and each Seller) each other party thereto, and is in full force and effect; (B) subject to the receipt of the consents set forth on Schedule 4c, the agreement will continue to be legal, valid, binding and enforceable as to the Target and (to the Knowledge of the Target and each Seller) each other party thereto, and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Target nor, to the Knowledge of the Target or any of the Sellers, any other party to such agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) neither the Target nor, to the Knowledge of the Target or any of the Sellers, any other party to such agreement has repudiated any provision of the agreement.

         (q) Notes and Accounts Receivable. All notes and accounts receivable of the Target are reflected properly on its books and records, arise from bona fide transactions in the ordinary course of business, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and returns of merchandise in the Ordinary Course of Business.

         (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Target.

         (s) Insurance. Schedule 4s sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time since December 31, 1993:

                  (i)      the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (iii)    the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding and enforceable as to the Target (to the Knowledge of the Target and each of the Sellers) any other party to the policy, and is in full force and effect; (B) the policy will continue to be legal, valid, binding and enforceable as to the Target and (to the Knowledge of the Target and each of the Sellers) any other party to the policy, and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Target nor, to the Knowledge of the Target and each Seller, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Target has been covered since December 31, 1994 by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Schedule 4s describes any self-insurance arrangements affecting the Target.

         (t) Litigation. Schedule 4t annexed hereto sets forth each instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Target, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court, arbitrator or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any other arbitrator. Except as set forth in Schedule 4t, none of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Target has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Target.

         (u) Product Warranty. Except as set forth in Schedule 4u, each product manufactured, sold, leased, or delivered by the Target has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Target does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target. No product manufactured, sold, leased, or delivered by the Target is subject to any guaranty, warranty, or other indemnity except as set forth in Schedule 4u.

         (v) Employees. To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the Target, no executive, key employee, or group of employees has any plans to terminate employment with the Target. The Target is not a party to or bound by any contract or collective bargaining agreement with any labor union or similar organization, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes since January 1, 1994. The Target has not committed any unfair labor practice. None of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the Target has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union or similar organization with respect to employees of the Target.

         (w) Employee Benefits.

             (i) Schedule 4w lists each Employee Benefit Plan that the Target maintains or to which the Target contributes or has any obligation to contribute.

                           (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B)  All required reports and descriptions
                                (including, without limitation, Form 5500 Annual Reports, summary annual reports, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss.401(a), has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller is not aware of any facts or circumstances that could result in the revocation of such determination letter.

                           (E) The Sellers have delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                           (F) Except as provided in Schedule 4w, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any contract, agreement, plan, commitment, understanding, policy or other arrangement that will or may reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee or director of the Target, whether or not any such payment would be an "excess purchase payment" (within the meaning of Section 280G of the Code.

             (ii) With respect to each Employee Benefit Plan that the Target and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute: there have been no Prohibited Transactions with respect to any such Employee Benefit Plan and no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. no action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened; and none of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Target has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

             (iii) The Target, and, if the Target is a member of a Controlled Group, the other members of the Controlled Group that includes the Target, does not contribute to, has never contributed to, and has never been required to contribute to any Multiemployer Plan and does not have any Liability (including withdrawal liability as defined in ERISA ss.4201) under any Multiemployer Plan.

             (iv) The Target does not maintain and has never maintained or contributed, never contributed, and never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

             (v) None of the Target or its ERISA affiliates maintains, ever has maintained, contributes to, ever has contributed to, or ever has been required to contribute to any Employee Pension benefit Plan that is a defined benefit plan or has any Liability under any Employee Pension benefit Plan that is a defined benefit plan.

         (x) Guaranties. The Target is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         (y)   Environmental, Health, and Safety Matters.

             (i) The Target and its respective predecessors and Affiliates has complied in all material respects and is in compliance in all material respects with all Environmental, Health, and Safety Requirements.

             (ii) Each of the Target and its respective Affiliates has obtained and complied in all material respects with, and is in compliance in all material respects with, all permits, licenses or other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of the Target's business.

             (iii) Neither the Target nor its predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

             (iv) To the Knowledge of the Target and each of the Sellers, none of the following exists at any property or facility owned or operated by the Target: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) Hazardous Materials landfills, surface impoundments, or Hazardous Materials disposal areas.

             (v) None of the Target or its predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any Hazardous Materials, or owned or operated any property or facility (and, to the Knowledge of the Target and each of the Sellers, no such property or facility is contaminated by any Hazardous Materials) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

             (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

             (vii) Neither the Target nor any of its predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

             (viii) No facts, events or conditions relating to (A) the past or present facilities and properties owned by Target or operations of the Target or (B) to the Knowledge of Target or any Seller, the past or present facilities and properties leased by Target or (C) to the Knowledge of Target or any Seller, the past or present facilities (whether owned or leased), properties (whether owned or leased) or operations of Target's predecessors or Affiliates will prevent, hinder or limit continued compliance by Target with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations of Target pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) of Target pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases (as such term is defined in any Environmental, Health and Safety Requirement) of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

             (ix) The Sellers have provided to Buyer true and complete copies of all Environmental Reports in the possession or control of any Seller or the Target.

         (z) Certain Business Relationships with the Target. Except as disclosed on Schedule 4z annexed hereto, none of the Sellers and their Affiliates has been involved in any business arrangement or relationship with the Target within the past 12 months, and none of the Sellers and their Affiliates owns any asset, tangible or intangible, which is used in the business of the Target.

         (aa) Disclosure. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

         (bb) Employees. The Target has provided to the Buyer a true and complete schedule of all employees who earned (including base pay and any bonuses) in the fiscal year ended December 31, 1996 or have the right to earn in the fiscal year ending December 31, 1997, more than $50,000 per annum. For each such employee, the aforementioned schedule shall have included true, correct and complete information as to the following: (i) current annual base pay; (ii) current bonus eligibility; (iii) total compensation during the last fiscal year;
(iv) date of last base pay increase and prior base pay; and (v) date of hire.

         (cc) Circulation Information. Schedule 4cc sets forth the following information: (i) the number of catalogs mailed by the Target during each of the Target's two most recently completed fiscal years and during the nine month period ended the Most Recent Balance Sheet Date; (ii) the number of distinct persons who have made purchases from the Target as of December 31, 1995, December 31, 1996 and September 30, 1997 within the 36 months preceding such dates; and (iii) the number of distinct persons contained in the databases of the Target for purposes of catalog mailing (other than names of persons which the Target or its Subsidiaries have limited rights to use pursuant to list rental agreements).

         (dd) Pooling. There are no facts, circumstances or conditions not disclosed herein or in the Financial Statements or the schedules hereto which would prevent the transactions contemplated by this Agreement from qualifying for treatment under all relevant accounting principles, opinions and rulings as a pooling-of-interests combination.

         (ee) Target SAR Plan; Target Transaction Costs. The issuance by Buyer of 10,762 shares of Buyer Common Stock on the Closing Date to participants in the Target's SAR Plan in accordance with the Target SAR Plan shall fully satisfy and discharge all obligations, duties and liabilities of the Target and the Buyer pursuant to the Target SAR Plan. The payment by the Target of the Target Transaction Costs shall fully satisfy and discharge all obligations, duties and liabilities of the Target to any legal, accounting or auditing firm engaged by or on behalf of Target.

         (ff) Pooling Affiliates. Schedule 4(ff) hereto sets forth the names and addresses of each stockholder who, in the Target's reasonable judgment, is an affiliate of the Target within the meaning of Rule 144 of the rules and regulations promulgated under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling-of-interests accounting treatment (each such person, a "Pooling Affiliate").

         (gg) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, except as disclosed in Schedule 4gg:

                  (i) the Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $1,000 or outside the Ordinary Course of Business;

                  (ii) the Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (iii) there has been no change made or authorized in the articles of incorporation or bylaws of the Target;

                  (iv) the Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (v) the Target has not formed a partnership, joint venture or similar arrangement with any person, firm or entity;

                  (vi) the Target has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (vii) the Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business; and

                  (viii)   the Target has not committed to any of the foregoing.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use his, her or its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable, and will execute and deliver such documents and other papers as may be reasonably required, in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 hereof).

         (b) Notices and Consents. The Sellers will cause the Target to give any notices to third parties, and will cause the Target to use its reasonable best efforts to obtain the third party consents in connection with the matters referred to in Section 4(c) hereof except for those consents listed on Schedule 5b. Each of the Parties will (and the Sellers will cause the Target to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) hereof. This Section 5(b) shall not require Sellers to pay money to any person in exchange for such person's consent other than reimbursements for reasonable legal fees and expenses of such party in processing such consent. Buyer shall cooperate with Sellers and Target in obtaining such consents and approvals.

         (c) Operation of Business. The Target will not, and the Sellers will not cause or permit the Target to, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business without the prior written consent of Buyer. Without limiting the generality of the foregoing, without the prior written consent of Buyer, the Sellers will not cause or permit the Target to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) hereof.

         (d) Preservation of Business. The Target will, and the Sellers will cause Target to, keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (e)   Full Access.

         The Target will, and each of the Sellers will permit and the Sellers will cause the Target and its representatives to permit, representatives of the Buyer to, have full access during normal business hours to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Target.

         The Buyer will permit representatives of the Target to have reasonable access during normal business hours to premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Buyer.

         In the event of the termination of this Agreement prior to Closing, the Buyer, on the one hand, and the Target on the other will, upon written request of the other party, deliver to the requesting party all documents, workpapers and other materials provided by such party (and copies thereof) relating to such party or the transactions contemplated hereby, whether so provided before or after the execution hereof, and, except as required by law or judicial process, each party will use its reasonable best efforts to keep confidential all such information, except that such restriction shall not apply to any information (1) which is in or comes into the public domain other than through such party, (2) which was in the possession of the such party before the commencement of negotiations contemplated hereby, or (3) which at any time lawfully comes into the possession of such party from third parties who have a right to disclose such information otherwise than in connection with this Agreement.

         (f) Notice of Developments.

         The Target will give prompt written notice to the Buyer of any event, circumstance or fact which could reasonably be expected to result in a breach of any of the representations and warranties in Section 4 hereof. Each Party will give prompt written notice to the others of any event, circumstance or fact which could reasonably be expected to result in a breach of any of his, her or its own representations and warranties in Section 3 hereof. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement any Schedule referred to in this Agreement or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant or otherwise affect the remedies available hereunder.

         In the event the Target or the Sellers discover any matter which would cause any of the representations and warranties made in Section 4 herein to become inaccurate or untrue in any material respect, or in the event any developments should occur between the date hereof and the Closing Date which cause any such representation or warranty to be come untrue or inaccurate in any material respect, then the Target shall supplement such representations and warranties (and related Schedules) to disclose such discovery or development, and shall notify the Buyer of the proposed change to the representations and warranties (and related Schedules) in accordance with the notice provisions of
Section 12(h) hereof. If requested in writing by the Buyer within ten days of notice of the proposed change, the Sellers' Agent shall meet and discuss any such proposed change with representatives of the Buyer. If the Buyer and Sellers' Agent cannot resolve any differences regarding the proposed change within a reasonable period of time (not to exceed ten (10) days), and the discovery or development described in the Target's notice would not result in a material adverse effect on the Target, then the discovery or development described in such notice shall be deemed to be incorporated into and become a part of this Agreement as of the date hereof. If the parties cannot resolve any differences regarding the proposed change within a reasonable period of time (not to exceed ten (10) days), and the discovery or development described in the Target's notice would result in a material adverse effect on the Target, this Agreement shall continue in full force and effect without incorporation of disclosure of such discovery or development.

         (g) Exclusivity. The Target will not, and none of the Sellers will (and the Sellers will not cause or permit the Target to), (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Target (including any acquisition structured as a merger, consolidation, share exchange, reorganization or similar transaction) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their Target Shares in favor of any such acquisition structured as a merger, consolidation, share exchange, reorganization or similar exchange. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. The covenants set forth in this Section 5(g) shall continue until the earlier of (i) the Closing Date or (ii) the Outside Date.

         (h) Landlord's Estoppel Certificate. The Target shall obtain an estoppel certificate on which Buyer can rely from the landlord of Target's Durham, North Carolina leased warehouse and executive offices in the form attached hereto as Exhibit E.

         (i) Discharge of Certain Guarantees. The Buyer shall use best commercial efforts to cause each guarantee of, and security for, a Liability of the Target listed on Schedule 5i annexed hereto to be discharged, released or replaced by the Buyer or its Affiliates on or before the Closing Date. The covenants set forth in this Section 5(i) shall continue indefinitely beyond the Closing Date.

         (j) Certain Actions. Each of the Parties will not violate, breach or take any action in conflict with representations and warranties made by such Party herein.

         (k) Leases. The Target will not, and the Sellers will not cause or permit the Target to, (i) amend, modify or terminate any of the leases referred to in Section 4(l)(ii) hereof or (ii) enter into any new leases of real property.

         (l) Compliance With Nasdaq and SEC Requirements. From the date hereof to the Closing Date, Buyer shall comply in all material respects with all applicable requirements of Nasdaq and the SEC with respect to the filing of information and reports. From the date hereof through the Closing Date, Buyer shall promptly furnish or make available to the Sellers, a copy of each report, schedule, registration statement and other documents filed by it with the SEC during such period pursuant to the requirements of Section 13(a) or 15(d) of the Securities Exchange Act, which filings shall satisfy all of the representations set forth in Section 3(b)(vi) as to dELiA*s SEC Documents as fully as if such filings were deemed to be "dELiA*s SEC Documents."

         (m) Pooling-of-Interests. Each of the parties hereto shall not take, and shall use its reasonable efforts to cause its affiliates not to take, any action that would prevent the Merger from qualifying for, and shall use its reasonable efforts to cause the Merger to qualify for, pooling-of-interests accounting treatment for financial reporting purposes. The Target shall, and the Sellers shall cause the Target, and the Target shall cause its independent certified public accountants to provide all information, documents and representations reasonably requested by Buyer or its independent certified public accountants in order that the transactions contemplated by this Agreement can be treated under all relevant accounting principles, opinions and rulings, including Accounting Principles Board Opinion No. 16, as a pooling-of-interests combination.

         (n) Nasdaq Listing. Buyer shall use commercially reasonable efforts to cause the shares of Buyer Common Stock to be issued hereunder to be listed on Nasdaq on or prior to the Closing Date.

         (o) Shareholder and Director Vote. Each of the Sellers, in executing this Agreement, consents as a shareholder of the Target, and each of the Sellers that is a director of the Target, in executing this Agreement, consents as a director of the Target, to the Merger and the transactions contemplated hereby, waives notice of any meeting in connection therewith, agrees that the Stockholders' Agreement dated as of January 16, 1995 by and among the Target and the stockholders of the Target shall be terminated as of the Closing Date and hereby releases and waives all rights he, she or it may have under Article 13 of the NCBCA in connection with the Merger.

         6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 hereof). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Target.

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, arbitration, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 hereof).

         (c) Transition. Neither the Sellers nor the Target will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Target after the Closing as it maintained with the Target prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of the Target to the Buyer from and after the Closing.

         (d) Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his, her or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly in writing of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential

Information to any tribunal or else stand liable for contempt or other sanctions, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his, her or its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         (e) Covenant Not to Compete. For a period of three years from and after the Closing Date, Evan L. Jones will not engage directly or indirectly in any retail, mail order or team sales business that the Target conducts as of the Closing Date except to the extent Evan L. Jones is obligated or permitted to do so pursuant to the Employment Agreement; provided, however, that no owner of less than 1% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (f) Dissenters' Rights. The Buyer would cause the Target to pay holders of Dissenting Shares, within two days of receipt by the Target of a written demand for payment in accordance with the NCBCA, an amount in cash equal to the fair market value of their Dissenting Shares, which for each Dissenting Share will be deemed to be the product of (x) the Exchange Ratio and (y) the Average Closing Price.

          (g) Issuance of Combined Financial Results. Buyer shall use reasonable best efforts to publicly issue, by March 20, 1998, financial results covering at least 30 days of combined (Buyer and Target) operations following the Closing Date through the filing of a Current Report on Form 8-K with respect to the Company's consolidated operating results for either (i) the fiscal year ending January 31, 1998 or (ii) any 30-day period ending on or before February 28, 1998. The date of such public issuance is sometimes referred to herein as the "Audit Publication Date."

          (h) Target Obligations. The Buyer shall cause the Target to pay its obligations after the Closing Date in the Target's ordinary course of business, except to the extent such obligations are disputed in good faith. Without limiting the foregoing: (i) the Buyer shall cause the Target to pay the Target Transaction Costs on the Closing Date; and (ii) on the Closing Date, the Buyer shall issue the SAR Conversion Shares to participants in the Target SAR Plan in accordance with the terms of the Target SAR Plan, in satisfaction of the Target's obligations pursuant to the Target SAR Plan.

          (i) Indemnification of the Target's Directors and Officers. Except to the extent provided in Section 8(f) hereof, for a period of at least six (6) years after the Closing Date, Buyer will indemnify the directors and officers of the Target who serve as such immediately prior to the Closing to the same extent as such persons presently are indemnified by the Target pursuant to the Target's articles of incorporation or bylaws or the provisions NCBCA (as in effect on the Closing Date and notwithstanding any subsequent change thereto), including without limitation with respect to any Adverse Consequences resulting from, arising out of, relating to or otherwise in respect of any suit, claim or proceeding brought by or on behalf of Sports Endeavors, Incorporated or any of its Affiliates, provided, however, that under no circumstances will Buyer be liable for such indemnification with respect to matters which (A) constitute breach of any duty owed by the person seeking indemnification to the Target or the Buyer or (B) (i) were required to be disclosed in accordance with a representation or warranty contained in Section 3(a) or Section 4 of this Agreement (without regard for any material threshold contained in such representation or warranty), (ii) were not so disclosed and (iii) the person seeking indemnification had Knowledge of on the Closing Date.

         7. Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer and Acquisition Sub. The obligation of the Buyer and Acquisition Sub to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3(a) and Section 4 hereof shall be true and correct in all material respects (ignoring for purposes of this Section 7(a)(i) any materiality qualifications in such representations and warranties) as of the Closing Date as though made at and as of the Closing Date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true as of such date;

          (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects prior to or at the Closing;

          (iii) the Target shall have procured all of the third party consents specified in Section 5(b) hereof and the estoppel certificate referred to in Section 5(h) hereof;

          (iv) there shall not be any law, regulation, injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (v) each of the Target and the Sellers' Agent (on behalf of itself and each of the other Sellers) shall have delivered to the Buyer a certificate to the effect that each of the conditions specified in Sections 7(a)(i)-(iv) hereof is satisfied in all respects;

          (vi) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 3(c) hereof;

          (vii) the relevant parties shall have entered into the Employment Agreement, the Stock Option Agreement and the Escrow Agreement and the same shall be in full force and effect;

          (viii) the Buyer shall have received from Drinker Biddle & Reath LLP, counsel to the Sellers and the Target, an opinion in form and substance reasonably satisfactory to Buyer, addressed to the Buyer, and dated as of the Closing Date;

          (ix) the Buyer shall have received the written resignations, effective as of the Closing, of each director and officer of the Target;

          (x) all actions to be taken by the Sellers and the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer;

          (xi) the Target and Ten-Soc International, Inc. ("Ten-Soc") shall have executed a writing in form and substance reasonably satisfactory to Buyer terminating the management agreement dated January 16, 1995 by and between the Target and Ten-Soc;

          (xii) the Buyer shall have received written evidence in form and substance reasonably satisfactory to it that the Stockholders' Agreement dated January 1, 1995 by and among the stockholders of the Target has been terminated;

          (xiii) Buyer shall have received from BDO Seidman LLP, in its capacity as the Target's independent accountants, a letter, dated the Closing Date, in form and substance reasonably acceptable to Buyer, confirming that, to their knowledge after due inquiry of management of the Target, there have been no transactions or events with respect to the Target which would, and the ownership structure and attributes of the Target and its stockholders would not, proscribe the transactions contemplated hereby, if consummated, from qualifying for treatment as a pooling-of-interests business combination under all relevant accounting principles, opinions and rulings. Buyer shall have received from Deloitte & Touche LLP, in its capacity as dELiA*s independent accountants, a letter, dated the Closing Date, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as a pooling-of-interests business combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC;

          (xiv) The Target shall have delivered to Buyer on or before the Closing Date, an affiliate letter in the form attached hereto as Exhibit B, executed by each of the Pooling Affiliates. Buyer shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any of the Buyer Common Stock to be received by such Pooling Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock, consistent with the terms of the affiliate letters;

          (xv) the Buyer shall have received a copy of the Target's articles of incorporation, by-laws and resolutions of the board of directors and stockholders of the Target authorizing the execution, delivery and performance of this Agreement and the Target's Transaction Documents by the Target , and a certificate of the secretary or assistant secretary of the Target, dated the Closing Date, which states that such resolutions were duly adopted, and, together with such bylaws and the articles of incorporation, are in full force and effect and have not been amended or modified, together with a certificate of incumbency dated the Closing Date and signed by a duly appointed officer of the Target and attested to by the secretary or assistant secretary of the Target; and

          (xvi) this Agreement and the Merger shall have received the Requisite Stockholder Approval.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Target and the Sellers. The obligation of the Target and the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3(b) hereof shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date (ignoring for purposes of this Section 7(b)(i) any materiality qualifications in such representations and warranties), except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true as of such date;

          (ii) the Buyer and Acquisition Sub shall have performed and complied with all of their respective covenants hereunder in all material respects prior to or at the Closing;

          (iii) there shall not be any law, regulation, injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) the Buyer and Acquisition Sub shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

          (v) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) hereof;

          (vi) the relevant parties shall have entered into the Employment Agreement, the Stock Option Agreement and the Escrow Agreement and the same shall be in full force and effect;

          (vii) the Sellers' Agent shall have received from Simpson Thacher & Bartlett, counsel to the Buyer, an opinion in form and substance reasonably satisfactory to the Sellers' Agent, addressed to the Sellers, and dated as of the Closing Date;

          (viii) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

          (ix) Buyer shall have granted to certain participants in the Target SAR Plan options to purchase Buyer Common Stock at an exercise price equal to the closing price of such common stock on the Closing Date, in the amounts set forth on
                    Schedule 7b, subject to the terms and conditions on which Buyer customarily grants options pursuant to its 1996 Stock Incentive Plan;

          (x) all actions to be taken by the Buyer and Acquisition Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers' Agent;

          (xi) the Sellers shall have received a copy of the Buyer's and Acquisition Sub's certificate or articles of incorporation, as the case may be, and by-laws and resolutions of the board of directors of the Buyer and the board of directors and stockholder of Acquisition Sub authorizing the execution, delivery and performance of this Agreement and the Buyer's Transaction Documents by the Buyer and Acquisition Sub, and a certificate of the secretary or assistant secretary of the Buyer and Acquisition Sub, dated the

                    Closing Date, which states that such resolutions were duly adopted, and, together with such bylaws and certificate and articles of incorporation, are in full force and effect and have not been amended or modified, together with a certificate of incumbency dated the Closing Date and signed by a duly appointed officer of the Buyer and Acquisition Sub and attested to by the secretary or assistant secretary of the Buyer and Acquisition Sub;

          (xii) Buyer shall, concurrently with the Closing, cause the Target Bank Debt to be discharged and terminated, and Sellers' Agent shall receive at Closing, in form and substance reasonably satisfactory to Sellers' Agent, a copy of a satisfaction statement from each lender of Target Bank Debt and a release from each such lender of all Security Interests in connection therewith;

          (xiii) Buyer shall, concurrently with the Closing, have issued the SAR Conversion Shares to participants in the Target SAR Plan in accordance with the Target SAR Plan; and

          (xiv) Buyer shall have caused the Target to pay, concurrently with the Closing, the Target Transaction Costs.

The Target may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

         8. Remedies for Breaches of This Agreement.

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect thereafter until the first anniversary of the Closing Date.

         (b) Indemnification Provisions for Benefit of the Buyer.

          (i) In the event any of the Sellers breaches any of their representations, warranties, and covenants contained herein (other than the covenants in Section 2(a) hereof and the representations and warranties in Section 3(a) hereof), provided that the Buyer makes a written claim for indemnification against the Sellers pursuant to Section 12(h) hereof within the survival period under Section 8(a) hereof, then the Sellers agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification, including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period, in each case resulting from, arising out of, relating to, in the nature of, or caused by the breach, provided, however, that notwithstanding anything herein to the contrary the Sellers shall not have any obligation to indemnify the Buyer pursuant to this Section 8(b) from and against any Adverse Consequences caused by the breach of any representation or warranty or covenant of the Sellers contained in Section 4 hereof (A) until the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $25,000 aggregate deductible (after which point the Sellers will be obligated only to indemnify the Buyer from and against further such Adverse Consequences) (provided, however, that no such deductible shall apply with respect to breaches of the representation set forth in the first sentence of Section 4(ee) hereof) or (B) to the extent the Adverse Consequences the Buyer has suffered by reason of breaches of the representations and warranties contained in Sections 4 (a)-(j), Sections 4(l)-(x), and Sections 4(z)-(gg) (other than such breaches which constitute fraud) exceeds the Indemnity Ceiling (after which point the Sellers will have no obligation hereunder to indemnify the Buyer from and against any other Adverse Consequences).

          (ii) In the event any of the Sellers breaches any of his, her or its covenants in Section 2(a) hereof or any of his, her or its representations and warranties in Section 3(a) hereof, and, if there is an applicable survival period pursuant to
                    Section 8(a) hereof, provided that the Buyer makes a written claim for indemnification against such Seller pursuant to
                    Section 12(h) hereof within such survival period, then such Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification, including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period, in each case resulting from, arising out of, relating to, in the nature of, or caused by the breach.

         (c) Indemnification Provisions for Benefit of the Sellers.

          (i) In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification, including any Adverse Consequences the Seller may suffer after the end of any applicable survival period, in each case resulting from, arising out of, relating to, in the nature of, or caused by the breach.

          (ii) The Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, or otherwise in respect of any suit, claim or proceeding brought by or on behalf of Sports Endeavors, Incorporated or any of its Affiliates.

         (d)   Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party in accordance with this Agreement from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, and (C) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) hereof, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in Section 8(d)(ii) hereof is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable legal and paralegal fees, expenses and disbursements), and (C) the Indemnifying Parties will remain responsible for any Adverse

                    Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

         (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the purchase price for accounting purposes.

         (f) No Director, Officer or Employee Indemnification. Each of the Sellers hereby agrees that he, she or it will not make any claim for indemnification against the Target by reason of the fact that he, she or it was a director, officer, employee, or agent of Target or was serving at the request of Target as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by the Buyer against such Seller in such Seller's capacity as a director, officer or stockholder of the Target (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law or otherwise) provided that Buyer is determined to be the prevailing party by a court of competent jurisdiction with respect to such action, suit, proceeding, complaint, claim or demand.

         (g) Vendor Disputes. The Sellers agree to indemnify the Buyer from and against Adverse Consequences (other than legal and paralegal fees, expenses and disbursements) that exceed $40,000 in the aggregate (and then only to the extent of such excess over $40,000) resulting from, arising out of or relating to disputes with vendors regarding the Target's purchases from such vendors prior to the Closing identified on Schedule 4i attached hereto ("Indemnifiable Vendor Claims") the Buyer may suffer through and after the date of the claim for indemnification, including any Adverse Consequences the Buyer may suffer after the first anniversary of the Closing Date and shall reimburse the Target for any reasonable legal fees and expenses paid or incurred by the Company or by the Company on behalf of the Sellers relating to Indemnifiable Vendor Claims, provided that the Sellers' Agent shall have the right, but not the obligation, to conduct the defense of the Target in connection with any such dispute but may not settle any claim without the consent of the Buyer, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary in this
Section 8(g): (i) in no event shall the Sellers be liable to the Target for an amount in excess of $150,000 pursuant to the indemnification and reimbursement obligations described in this Section 8(g); and (ii) in no event shall the Sellers have any indemnification or reimbursement obligation pursuant to this
Section 8(g) with respect to any Indemnifiable Vendor Claim as to which the Buyer does not give notice to the Sellers prior to the first anniversary of the Closing Date.

         (h) Sole and Exclusive Remedy. Notwithstanding anything herein to the contrary, the remedies provided in this Section 8 and in Sections 10 and 12(o) hereof are the sole and exclusive remedies that the Parties shall have, under this Agreement, at law, in equity or otherwise, for breach by the other of any representations and warranties of the other or breach or default by the other in the performance of the other's covenants, agreements or obligations under this Agreement.

         (i) Limitations. Notwithstanding any provision of this Section 8 to the contrary, the obligations of the Parties under this Section 8 are subject to the following limitations:

                  (i) an indemnified Party shall not be entitled to more than one recovery for any single Adverse Consequence solely as a result of such Adverse Consequence resulting from the breach or inaccuracy of more than one representation, warranty, covenant or agreement made by the indemnifying Party pursuant hereto;

                  (ii) the liability of each Seller with respect to breaches which constitute fraud by such Seller and breaches of the representations and warranties of the Sellers contained in Sections 4(k) and 4(y) shall not exceed the product of (A) the number of shares of Buyer Common Stock issued to such Seller pursuant to this Agreement and (B) the closing price of the Buyer Common Stock as quoted on Nasdaq on the Closing Date;

                  (iii) the amounts for which an indemnifying Party shall be liable under this Section 8 shall be: (A) net of any tax benefit realized or to be realized by the indemnified Party by reason of the facts and circumstances giving rise to the indemnifying Party's liability, but after giving effect to any tax which shall be required to be paid on such indemnification payment by the indemnified Party; and (B) net of any insurance proceeds received by the indemnified Party in connection with the facts giving rise to the right of indemnification;

                  (iv) an indemnified Party shall be entitled to reimbursement for the expenses incurred by such Party in bringing a claim under this Section 8 or prosecuting its rights of indemnity in respect of such claim only if it determined, whether by judgment, settlement or other agreement, that such Party is entitled to recovery of all or a portion of the Adverse Consequence in respect of which such claim was brought;

                  (v)      all amounts payable to the Buyer pursuant to this
                           Section 8 (other than pursuant to Section 8(b)(ii)) shall be paid first out of the shares of Buyer Common Stock then held in escrow pursuant to the Escrow Agreement, determined by dividing the amount of the Adverse Consequences so incurred by the closing price of a share of Buyer Common Stock as reported by Nasdaq on the Closing Date; and

                  (vi) the liability of each Seller shall also be limited in accordance with Section 12(a) hereof.

         9. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

         (a) Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed, at Buyer's expense, all Tax Returns for the Target for all periods ending on, prior to or after the Closing Date which are filed after the Closing Date. Buyer shall permit Sellers' Agent to review and comment on each such Tax Return for periods ending on or prior to the Closing Date.

         (b)   Cooperation on Tax Matters.

          (i) Buyer, the Target and Sellers' Agent shall cooperate fully, as and to the extent reasonably requested by any other party to this Agreement, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer and Sellers' Agent agree (A) to retain all books and records with respect to Tax matters pertinent to the Target relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers' Agent, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the Sellers' Agent or Buyer, as the case may be, reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Buyer or the Sellers' Agent, as the case may be, shall allow the other party to take possession of such books and records.

          (ii) Buyer and Sellers further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (iii) Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

         (c) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

         10.   Termination; Effect of Termination.

         (a) Termination of Agreement. The Buyer or the Target may terminate this Agreement as provided below:

          (i) the Buyer and the Target may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Target at any time prior to the Closing (A) in the event the Target or any of the Sellers has materially breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred by the Outside Date, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer or Acquisition Sub breaching any representation, warranty, or covenant contained in this Agreement);

          (iii) the Buyer may terminate this Agreement if the Closing has not occurred by the Outside Date due to any intentional bad faith action or intentional bad faith omission by or on behalf of the Target or the Sellers that is not beyond the reasonable control of the Target or the Sellers;

          (iv) the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer or Acquisition Sub has materially breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred by the Outside Date, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement);

          (v) the Target may terminate this Agreement if the Closing has not occurred by the Outside Date due to any intentional bad faith action or intentional bad faith omission by or on behalf of the Buyer or Acquisition Sub that is not beyond the reasonable control of the Buyer or Acquisition Sub;

          (vi) either the Buyer or the Target may terminate this Agreement if the Closing has not occurred within five business days after the satisfaction of all conditions to such party's obligations set forth in Article 7 hereof; and

          (vii) the Target may terminate this Agreement if the Average Closing Price of Buyer Common Stock is less than $15.00 per share.

          (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach and any Liability described in this Section 10(b)).

          (i) If this Agreement is terminated by Buyer pursuant to Section 10(a)(ii) and the Target (or the Target's stockholders) accepts an offer from a third party to purchase all or substantially of the assets (other than inventory in the Ordinary Course of Business) or the Target Shares or to merge, reorganize or to engage in a similar transaction with the Target's stockholders (an "Alternative Transaction") prior to the Outside Date, and such transaction is ultimately consummated, then the Target shall pay to Buyer a fee, in cash, of the lesser of (A) $300,000 or (B) five percent (5%) of the Aggregate Merger Consideration valued at the closing price per share quoted on Nasdaq of Buyer Common Stock on the date of such termination (such fee, a "Target Termination Fee"); provided, however, the Target will not be liable for such Target Termination Fee if the Target terminates this Agreement pursuant to Section 10(a)(iv), 10(a)(v), 10(a)(vi) or 10(a)(vii) hereof.

          (ii) If this Agreement is terminated by Buyer pursuant to Section 10(a)(iii), the Target shall pay to Buyer a fee, in cash, of the lesser of (A) $300,000 or (B) five percent (5%) of the Aggregate Merger Consideration valued at the closing price per share quoted on Nasdaq of Buyer Common Stock on the date of such termination (such fee, also a "Target Termination Fee"), provided, however, the Target will not be liable for such Target Termination Fee if the Target terminates this Agreement pursuant to Section 10(a)(iv), 10(a)(v), 10(a)(vi) or 10(a)(vii) hereof.

          (iii)     If this Agreement is terminated by the Target pursuant to
                    Section 10(a)(iv), the Buyer shall pay to the Target a fee, in cash, of the lesser of (A) $300,000 or (B) five percent (5%) of the Aggregate Merger Consideration valued at the closing price per share quoted on Nasdaq of Buyer Common Stock on the date of such termination (the "Buyer Termination Fee"), provided, however, that Buyer will not be liable for such Buyer Termination Fee if Buyer terminates this Agreement pursuant to Section 10(a)(ii) or 10(a)(iii).

          (iv) The Sellers hereby, severally and not jointly, guarantee the obligations of the Target to pay Buyer any Target Termination Fee in accordance with terms of this Section 10(b).

          (v) Notwithstanding anything in this Agreement to the contrary, in the event of the termination of this Agreement pursuant to Section 10(a) above and the receipt by Buyer of the Target Termination Fee, the receipt by Buyer of the Target Termination Fee shall be Buyer's sole and exclusive remedy, under this Agreement, at law, in equity or otherwise. Notwithstanding anything in this Agreement to the contrary, in the event of the termination of this Agreement pursuant to Section 10(a) above and the receipt by Target of the Buyer Termination Fee, the receipt by Target of the Buyer Termination Fee shall be Target's and each of the Sellers' sole and exclusive remedy, under this Agreement, at law, in equity or otherwise.

         11.   Registration Rights.

     (a) Filing of Registration Statement. dELiA*s shall use reasonable best efforts to file with the SEC within five business days of the Closing Date (but in no circumstances earlier than January 2, 1998), a registration statement on Form S-3 under the Securities Act (the "Registration Statement") for the purpose of registering for resale all the shares of Buyer Common Stock (i) delivered hereunder to the Sellers (including shares released from escrow in accordance with the Escrow Agreement) and (ii) delivered in accordance with the Target SAR Plan (the "Registrable Shares"). Buyer shall use reasonable best efforts to have such Registration Statement become effective and cause the Registrable Shares to be registered under the Securities Act and registered, qualified or exempted under the state securities laws of such jurisdictions as any Seller reasonably requests, and to do any and all other acts and things which may be reasonably necessary or desirable to enable the Sellers and the holders of SAR Conversion Shares to consummate the disposition of the shares of Buyer Common Stock issued hereunder in such jurisdictions (provided, however, that Buyer shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction). Notwithstanding the foregoing, Buyer may delay filing the Registration Statement, and may withhold efforts to cause the Registration Statement to become effective, if Buyer determines in good faith that such registration would materially interfere with or adversely affect the negotiation or completion of any financing, acquisition or other transaction that is then being pursued by Buyer, or would require premature disclosure thereby, at the time the right to delay is exercised; provided, however, that the Buyer may not exercise its rights to delay the filing of the Registration Statement or withhold efforts to cause the Registration Statement to become effective more than one time in any 365-day period, and no such delay or withholding may last longer than 90 days.

     (b) Expenses of Registration. Except for fees, expenses and disbursements of legal counsel to the Sellers, Buyer shall pay all expenses incurred in connection with the registration, qualification and/or exemption pursuant to
Section 11(a) of the shares of Buyer Common Stock issued hereunder, provided, however, that Buyer shall not be responsible for any sales, broker's or underwriting commissions upon sale by any Seller of any shares of Buyer Common Stock issued pursuant to the terms of this Agreement.

     (c) Furnishing of Documents. Buyer shall furnish to the Sellers such reasonable number of copies of the Registration Statement, each amendment or supplement thereto, such prospectuses as are contained in the Registration Statements and such other documents as the Sellers may reasonably request in order to facilitate the offering of the shares pursuant to a registration made pursuant to Section 11(a) hereof of Buyer Common Stock issued hereunder.

     (d) Amendments and Supplements. Buyer shall prepare and promptly file with the SEC and promptly notify the Sellers of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions, if, at the time when a prospectus relating to the Registrable Shares issued hereunder is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer shall also advise the Sellers promptly after it shall receive notice or obtain knowledge thereof of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after the Registration Statement becomes effective, Buyer advises the Sellers that Buyer considers it appropriate that such registration statement be amended, the Sellers shall suspend any further sales of the Registrable Shares held by them until Buyer advises the Sellers that such registration statement has been amended.

     (e) Duration. Buyer shall maintain the effectiveness of the Registration Statement, in each case, until the earlier of (i) the sale or other disposition pursuant to such registration statement of all the Registrable Shares of Buyer Common Stock and (ii) the second anniversary of the Closing Date.

     (f) Further Information and Cooperation. If shares of Buyer Common Stock issued hereunder and owned by a Seller are included in a Registration Statement, such Seller shall promptly furnish Buyer such information regarding itself as Buyer may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. Such Seller shall also cooperate with Buyer and each underwriter or agent participating in the disposition of Buyer Common Stock pursuant to Section 11(a) and their respective counsel in connection with any filings required to be made or any other actions required to facilitate the registrations made pursuant to
Section 11(a).

     (g) Indemnification

          (i) Buyer shall indemnify and hold harmless each Seller from and against any and all losses, damages, liabilities, costs and expenses to which such Sellers may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (i) Buyer shall not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Seller in writing specifically for use in the preparation thereof and (ii) Buyer's indemnity obligations contained herein shall not apply to amounts paid in settlement of any loss, claim, damage, liability, cost, expense or action if such settlement is effected without the consent of Buyer.

          (ii) Each of the Sellers, severally but not jointly, shall indemnify and hold harmless Buyer and each person, if any, who controls Buyer within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Buyer or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of such Seller specifically for use in the preparation thereof; provided, however, that the indemnity obligation of any Seller will be limited to the net amount of proceeds received by such Seller from the sale of shares of Buyer Common Stock issued hereunder pursuant to the Registration Statement.

          (iii) Promptly after receipt by an indemnified party pursuant to the provisions of this Section 11(g) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim for indemnification is to be made against the indemnifying party pursuant to the provisions of this
                    Section 11(g), promptly notify the indemnifying party of the commencement of such action; but the failure to so notify the indemnifying party shall not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably acceptable to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel for all such indemnified parties to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party pursuant to the provisions of this Section 11(g) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably acceptable to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          (iv) If the indemnification provided for in this Section 11(g) is not available for any reason, then each indemnifying party shall contribute in such proportion as is appropriate to reflect the benefit received by the indemnified party and the indemnifying party, or in the case when no benefit has been received, each indemnifying party shall contribute as appropriate to reflect the relative fault of the indemnified party and indemnifying party.

         12.   Miscellaneous.

         (a)   Nature of Certain Obligations.

          (i) With respect to the representations and warranties of each of the Sellers in Section 3(a) above, the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in Section 8 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof by such Seller.

          (ii) With respect to the remainder of the representations, warranties, and covenants in this Agreement, each Seller will be responsible to the extent provided in Section 8 above for his, her or its Allocable Portion of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Sellers' Agent; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights, remedies, obligations or liabilities upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof. Without limiting the foregoing, the parties hereto agree that this Agreement supersedes the Letters of Intent dated August 29, 1997 and November 18, 1997, as amended on December 5, 1997, and the letter agreements dated September 16, 1997 and November 18, 1997, as amended on December 5, 1997, each by and among Buyer, Evan L. Jones and the Target.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers' Agent; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered personally or sent by facsimile (receipt confirmed), one day after delivery by a reputable overnight courier, or four days after the postmark date if mailed by registered mail, return receipt requested, to the parties at the addresses set forth below (or at such other address as a party may specify by notice to the other)

         If to the Sellers, Evan L.
         Jones or Sellers' Agent:       Copy to:

         C/o Evan L. Jones              Drinker Biddle & Reath LLP
         5910 Treetop Ridge             1345 Chestnut Street
         Durham, NC 27705               Philadelphia, PA 19107-3496
                                        Attn: Morgan R. Jones, Esq.
                                        Fax: 215-569-1867

         If to the Target:              Copy to:

         TSI Soccer Corporation         Drinker Biddle & Reath LLP
         4324 South Alston Avenue       1345 Chestnut Street
         Durham, NC 27713               Philadelphia, PA 19107-3496
         Attn: President                Attn: Morgan R. Jones, Esq.
         Fax: 919-484-0126              Fax: 215-569-1867

         If to the Buyer or
         Acquisition Sub:               Copy to:

         dELiA*s Inc.                   Simpson Thacher & Bartlett
         435 Hudson Street              425 Lexington Avenue
         New York, New York 10014       New York, New York 10017
         Attn: President                Attn: Gary I. Horowitz, Esq.
         Fax: 212-807-9069              Fax: 212-455-2502

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including messenger service, telex, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of North Carolina.

         (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing, signed and delivered by the Buyer and the Sellers' Agent. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Except as expressly provided herein (including, without limitation, Section 6(h) with respect to the payment of Target Transaction Costs), each Party hereto will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Target has not borne and, except as provided herein, will not bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably and could not be made whole by monetary damages in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 12(p) hereof), in addition to any other remedy to which they may be entitled, at law or in equity.

         (p) Submission to Jurisdiction. By execution and delivery of this Agreement, each of the Parties unconditionally submits to the jurisdiction of any state or federal court sitting in New York County, New York or Durham County, North Carolina, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 12(h) hereof. Nothing in this Section 12(p), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         13. Representation of Sellers by Sellers' Agent.

         (a)   Appointment of Sellers' Agent.

          (i) Each of the Sellers hereby irrevocably appoints Evan L. Jones (herein called the "Sellers' Agent") as such Seller's agent and attorney-in-fact to take any action required or permitted to be taken by such Seller under the terms of this Agreement, including, without limiting the generality of the foregoing, the execution, delivery and receipt of any funds, notices, certificates or other documents (including without limitation the Escrow Agreement) to be executed, delivered or received by or on behalf of any or all of the Sellers, the payment of any fees and expenses relating to the transactions contemplated by this Agreement, the representation of the Sellers in the resolution of any disputed matters hereunder or under the Escrow Agreement and in indemnification proceedings hereunder and the rights to waive, modify or amend the terms of this Agreement. The Sellers severally agree to indemnify the Sellers' Agent from and against and in respect of any and all liabilities, damages, claims, costs and expenses, including but not limited to attorneys' fees, arising out of or due to any action as the Sellers' Agent and any and all actions proceedings, demands, assessments, judgments, costs and expenses incidental thereto, except to the extent that the same result from bad faith or gross negligence on the part of the Sellers' Agent.

          (ii) The Buyer and the Escrow Agent shall be entitled to rely exclusively upon any communications given by the Sellers' Agent on behalf of any Seller and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications made by the Sellers' Agent. The Buyer and the Escrow Agent shall be entitled to disregard any notices or communications given or made by the Sellers' Agent. Notwithstanding anything to the contrary contain herein, the Buyer and the Escrow Agent shall be entitled to disregard any notices or communications given or made by Sellers unless given or made through the Sellers' Agent, except as provided in Section 13(b) below.

         (b) Successor Agent. In the event of the death or resignation of the Sellers' Agent or his inability to perform his functions hereunder, the Sellers shall promptly appoint a new agent as attorney-in-fact, and such appointment shall e deemed to have made when communicated to Buyer in writing signed by the holders, or if after the Closing, the former holders (or the personal representatives thereof) of at least 51% of the Target Shares owned by the Sellers immediately prior to the date of such decision, or if after the Closing, the Closing Date. If the Sellers do not within fifteen (15) days appoint a new agent, then the Seller then living who previously owned the greatest number of Target Shares outstanding to the date of such decision, or if after the Closing, the Closing Date shall serve as Sellers' Agent if he or she is able and willing to do so, until a successor agent shall have been appointed in accordance with the provisions hereof.

         (c) Sellers' Actions. The manner and form by which the Sellers shall decide upon any new agent and attorney-in-fact shall be decided solely by the holders, or if after the Closing, the former holders (or the personal representatives thereof) of at least 51% of the Target Shares owned by the Sellers immediately prior to the date of such decision, or if after the Closing, the Closing Date. The Sellers recognize, and hereby acknowledge, that the Sellers' Agent has an interest in the subject matter of this Agreement and that the appoint of such Agent (which shall include any person who becomes the Sellers' Agent pursuant to the provisions of Section 13(b) above) as the Sellers' Agent constitutes an irrevocable power-of-attorney coupled with an interest,

                            [SIGNATURE PAGES FOLLOW]

             [FIRST SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                   dELiA*s Inc.

                                   By:/s/ Alex Navarro
                                          -------------------------
                                          Alex S. Navarro
                                          Senior Vice President--
                                          Development & Legal Affairs

                                   TSI SOCCER CORPORATION

                                   By:/s/ Evan L. Jones
                                          -------------------------
                                          Evan L. Jones
                                          President

                                   EVAN L. JONES

                                      /s/ Evan L. Jones
                                          -------------------------

                                   TEN-SOC INTERNATIONAL, INC.

                                   By:/s/ Evan L. Jones
                                          -------------------------
                                          Evan L. Jones
                                          President

                                   HELEN L. CHRISTY

                                      /s/ Helen L. Christy
                                          -------------------------

                                   JOHN GILRAY CHRISTY

                                      /s/ John Gilray Christy
                                          -------------------------

             [SECOND SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                   BRUCE H. HOOPER

                                      /s/ Bruce H. Hooper
                                          -------------------------

                                   THORNTON D. HOOPER II

                                      /s/ Thornton D. Hooper II
                                          -------------------------

                                   MORGAN R. JONES

                                      /s/ Morgan R. Jones
                                          -------------------------

                                   CAROL W. JONES

                                      /s/ Carol W. Jones
                                          -------------------------

                                   M.R. JONES FINANCIAL CONSULTANT
                                   PROFIT SHARING PLAN

                                   By:/s/ Morgan R. Jones
                                          -------------------------

             [THIRD SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                   M.R. JONES FINANCIAL CONSULTANT
                                   MONEY PURCHASE PLAN

                                      By: Morgan R. Jones
                                          -------------------------

                                   JOSEPH L. PONCE

                                      /s/ Joseph L. Ponce
                                          -------------------------